UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

Iris Biotechnologies Inc.

(Exact name of registrant as specified in its charter)

California	000-53245	77-0506396
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
5201 Great America Parkway, Suite 320 Santa Clara, California 95054 (Address of principal executive offices)
Registrant’s Telephone Number, including area code: (408) 867-2885

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Iris Biotechnologies Inc. (the “Company”) was held on November 14, 2014.  At the Annual Meeting, the shareholders voted on the following two (2) proposals and cast their votes as described below.

Proposal 1 — Election of Directors

The following three individuals were elected as directors, to serve until the 2015 Annual Meeting of Shareholders or their successors are elected and qualified with the following votes:

Name of Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Simon Chin	10,638,971	0	1,134,404	1,511,229
Grace Osborne	10,638,971	0	1,134,404	1,511,229
Douglas Hendren	11,773,375	0	0	1,511,229

Proposal 2 — Ratification of the appointment of Fiondella Milone and LaSaracina, LLP

The shareholders ratified and approved the appointment of Fiondella Milone and LaSaracina, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,100,200	1,134,404	50,000	0

Each of the items considered at the Annual Meeting is described in further detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 28, 2014. No item other than the two items addressed above and described in the Definitive Proxy Statement was submitted at the Annual Meeting for shareholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2014

IRIS BIOTECHNOLOGIES INC.

By:  /s/ Simon Chin

Simon Chin

Chief Executive Officer